CONTACTS:	Christopher Payan
Chief Executive Officer
(516) 390-2134

Investor Relations: Cara O’Brien/Leigh Parrish

Media Relations: Melissa Merrill

Financial Dynamics

212-850-5600

FOR IMMEDIATE RELEASE

EMERGING VISION RETAINS FINANCIAL DYNAMICS AS ITS

FINANCIAL COMMUNICATIONS AND INVESTOR RELATIONS AGENCY

Garden City, NY, August 2, 2005 – Emerging Vision, Inc. (OTCBB – ISEE.OB) today announced that it has retained Financial Dynamics for strategic business communications and investor relations counsel in order to increase visibility within the investment community. Financial Dynamics will enhance Emerging Vision’s communications with investors and media and will work to increase awareness of the Company’s corporate focus and growth strategy.

Founded in 1914, Emerging Vision has been operating owned and franchised retail optical stores for over 90 years. Though most stores operate under the Sterling Optical name, the Company has additional stores under the Site For Sore Eyes, Duling Optical and Singer Specs names. The Company also operates VisionCare of California which is a specialized health care maintenance organization that employs licensed optometrists who provide services for stores located in California.

Christopher Payan, Chief Executive Officer of Emerging Vision, commented, “We have recently made great progress in our operations. As a result of our efficient execution of various operating and strategic initiatives, we were able to post a profit in fiscal 2004 for the first time in 5 years. As we look to maintain this positive momentum, we are now focusing on raising our visibility within the financial community through strategic communications. We are pleased to have selected Financial Dynamics to assist us in developing a solid investor relations program. We look forward to working closely with Financial Dynamics to achieve our objective of increasing shareholder value through a proactive investor outreach program.”

For further information about Emerging Vision, or to be added to the Company’s distribution list for future news releases, please visit our website at www.emergingvision.com.

About Emerging Vision

Emerging Vision, Inc. operates one of the largest franchised optical chains in the United States principally under the names Sterling Optical and Site for Sore Eyes. It has nearly 175 franchised and company-owned stores located in 19 states, the District of Columbia, Ontario, Canada and the U.S. Virgin Islands. Most of the Company’s stores offer eye care products and services, such as prescription and non-prescription eyeglasses, eyeglass frames, ophthalmic lenses, contact lenses, sunglasses, and a range of ancillary items. The Company also operates VisionCare of California which is a specialized health care maintenance organization that offers eye care benefits to its covered participants.

About Financial Dynamics

Financial Dynamics is one of the most highly regarded brands in the communications industry. FD employs more than 300 professional staff and advises more than 400 clients worldwide through its hub offices in London and New York, as well as its network of wholly-owned offices in Boston, Chicago, San Francisco, Washington, D.C., Frankfurt, Paris, Dublin, Athens, Bahrain and Stockholm. FD’s services include financial public relations, investor relations, public affairs, crisis and issues management and corporate, business-to-business and business-to-consumer communications. Financial Dynamics is also a market leader in M&A advisory work.

Statements contained in this release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (including statements relating to the anticipated final report of annual revenue growth, the anticipated gross profit margins, and other items to be reported in the Company’s results for 2004 ). In addition, words such as "believes," "anticipates," "expects," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including but not limited to the uncertainty relating to reporting unaudited financial results. Actual results could differ materially from those expressed or implied in the forward-looking statements. The information contained in this document is as of January 27, 2005. The Company assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Additional discussion of factors that could cause actual results to differ materially from management's expectations is contained in the Company's filings under the Securities Exchange Act of 1934.

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